EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements on Forms S-3, S-3/A and S-8 of Cameron International Corporation of our reports dated February 24, 2009, with respect to the consolidated financial statements and schedule of Cameron International Corporation and the effectiveness of internal control over financial reporting of Cameron International Corporation, incorporated by reference or included in this Annual Report (Form 10-K) of Cameron International Corporation for the year ended December 31, 2008.

Registration Statement No.	Purpose
No. 333-26923 No. 33-95004 No. 333-53545 No. 333-37850 No. 333-106224	Form S-8 Registration Statements pertaining to the Amended and Restated Cooper Cameron Corporation Long-Term Incentive Plan
No. 33-95002	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Retirement Savings Plan
No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant
No. 333-51705	Form S-3 Registration Statement pertaining to the Cooper Cameron Corporation shelf registration of up to $500 million of securities
No. 333-79787	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors
No. 333-46638 No. 333-82082 No. 333-61820 No. 333-104755	Form S-8 Registration Statements pertaining to the Cooper Cameron Corporation Broad Based 2000 Incentive Plan
No. 333-96565	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation shelf registration of up to $500 million of securities
No. 333-116667	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation 1.50% Convertible Senior Debentures due 2024
No. 333-128414 No. 333-136900	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation 2005 Equity Incentive Plan
No. 333-136589	Form S-3 Registration Statement pertaining to the Cameron International Corporation 2.50% Convertible Senior Notes due 2026
No. 333-151838	Form S-3ASR Registration Statement pertaining to the Cameron International Corporation $750 Million Ten-year and Thirty-year Unsecured Senior Notes
No. 333-156712
Form S-8 Registration Statement pertaining to the Cameron International Corporation Deferred Compensation Plan for Non-Employee Directors and the Cameron International Corporation Nonqualified Deferred Compensation Plan

/s/ Ernst & Young LLP
Houston, Texas
February 24, 2009